Exhibit 4.20
FOURTH SUPPLEMENTAL INDENTURE

Fourth Supplemental Indenture (this “Supplemental Indenture”), dated as of December 31, 2024, among (i) Organon 2 LLC, a Delaware limited liability company, (ii) Dermavant Sciences, Inc., a Delaware corporation, (iii) Organon Pharma Holdings II LLC, a Delaware limited liability company, (iv) Organon Finance LLC, a Delaware limited liability company and (v) Organon International LLC, a Delaware limited liability company (each, a “Guaranteeing Subsidiary”), each a subsidiary of Organon & Co., a Delaware corporation (the “Issuer”), the Issuer, Organon Foreign Debt Co-Issuer B.V., a Dutch private limited company (besloten vennootschap met beperkte aansprakelijkheid) registered with the trade register of the Dutch Chamber of Commerce under trade register number 82563098 (the “Co-Issuer”), and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”).
W I T N E S E T H
WHEREAS, each of the Issuers has heretofore executed and delivered to the Trustee that certain (i) First Supplemental Indenture, dated as of June 2, 2021, (ii) Second Supplemental Indenture, dated as of June 2, 2021 and (iii) Third Supplemental Indenture, dated as of July 30, 2021, pursuant to which each such Issuer assumed all obligations, as issuer and co-issuer, respectively, under that certain Indenture (as supplemented, the “Indenture”), dated as of April 22, 2021, providing for the issuance of an unlimited aggregate principal amount of 5.125% Senior Notes due 2031 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances a Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which a Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2) Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Issuers’ obligations under the Notes and the Indenture on the terms and subject to the conditions and limitations set forth in Article X of the Indenture and to be bound by all other applicable
[Signature Page to Fourth Supplemental Indenture (5.125% Senior Notes due 2031)]

Exhibit 4.20
provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
(3) No Recourse Against Others. No director, officer, employee, incorporator, member or stockholder of a Guaranteeing Subsidiary shall have any liability for any obligations of the Issuers or the Guarantors (including such Guaranteeing Subsidiary) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
(4) Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THE LAW OF ANOTHER JURISDICTION WOULD BE APPLIED THEREBY.
(5) Submission to Jurisdiction. Each party hereto irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Supplemental Indenture. To the fullest extent permitted by applicable law, each party hereto irrevocably waives and agrees not to assert, by way of motion, as a defence or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(6) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or in any amendment or other modification hereof (including supplements, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(7) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(8) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary.
[Signature Page to Fourth Supplemental Indenture (5.125% Senior Notes due 2031)]

Exhibit 4.20
(9) Incorporation into the Indenture. All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but nevertheless all such references shall include this Supplemental Indenture unless the context requires otherwise.

[Signature Pages Follow]IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ORGANON 2 LLC, as Guaranteeing Subsidiary
By:    /s/ Kara A. Rogers
    Name: Kara A. Rogers
    Title: Assistant Treasurer

DERMAVANT SCIENCES, INC., as Guaranteeing Subsidiary
By:    /s/ Kara A. Rogers
    Name: Kara A. Rogers
    Title: Assistant Treasurer

ORGANON PHARMA HOLDINGS II LLC, as Guaranteeing Subsidiary
By:    /s/ Kara A. Rogers
    Name: Kara A. Rogers
    Title: Assistant Treasurer

ORGANON FINANCE LLC, as Guaranteeing Subsidiary
[Signature Page to Fourth Supplemental Indenture (5.125% Senior Notes due 2031)]

Exhibit 4.20
By:    /s/ Kara A. Rogers
    Name: Kara A. Rogers
    Title: Assistant Treasurer

ORGANON INTERNATIONAL LLC, as Guaranteeing Subsidiary
By:    /s/ Ruth Kaelin
    Name: Ruth Kaelin
    Title: TreasurerORGANON & CO., as Issuer
By:    /s/ Kara A. Rogers
    Name: Kara A. Rogers
    Title: Assistant Treasurer

ORGANON FOREIGN DEBT CO-ISSUER B.V., as Co-Issuer
By:    /s/ Kara A. Rogers
    Name: Kara A. Rogers
    Title: Attorney-in-Fact

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank National Association), as Trustee
By:    /s/ Laurel Casasanta
    Name: Laurel Casasanta
    Title: Vice President
[Signature Page to Fourth Supplemental Indenture (5.125% Senior Notes due 2031)]